EXHIBIT 23.1


       Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Incentive Plan of our reports dated September 12, 1996 (except Note 12, as to which the date is December 20, 1996), with respect to the consolidated financial statements and schedules of First Aviation Services Inc. included in its Registration Statement (Form S-1) and related Prospectus, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
San Francisco, California
April 24, 1997


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